EXHIBIT 10.13

Summary of Ronald A. Bain
Employment Arrangement

Effective November 1, 2013, we entered into a verbal at-will employment arrangement with Ronald A. Bain, our president and chief operating officer, pursuant to which he is paid an annual salary of $360,000.